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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                                 (Amended)


                          Current Report Pursuant
                       to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


                      Date of Report:    June 6, 2000
                                        --------------

                           CUSTOMER SPORTS, INC.
                          -----------------------
           (Exact Name of Registrant as Specified in its Charter)


                                    UTAH
                                   ------
               (State or Other Jurisdiction of Incorporation)


     0-5304                                                87-0282745
   ---------                                              ------------
(Commission File Number)               (IRS Employer Identification Number)


     1023 Reliance Way Del Mar, California                       92014
     ----------------------------------------                   ---------
     (Address of Principal Executive Offices)                   (Zip Code)

                               (760) 595-5770
                             -----------------
            (Registrant's Telephone Number, Including Area Code)

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The Registrant, CUSTOMER SPORTS, INC., hereby files this report, to amend and clarify statements contained in its filing of November 1, 1999.

The November 1, 1999 in accordance with, but not required by, Item 5 of the General Instructions - "An Expansion or Material Change of Business", Registrant filed a Form 8K report describing loans from Citadel Capital Management to two subsidiaries of Registrant. Proceeds from the loans were to be utilized to expand those businesses causing a material change in the business of Registrant. Registrant erroneously cited Item 2 rather than
Item 5 of the General Instructions as the reason for the filing.

In March of 2000, Registrant filed an amended Form 8K but failed to make reference to Item 5.

To clarify further the terms and conditions of the loans, under terms of the $240,000 loan to Bigtopgolf.com, a subsidiary of Registrant, the debt to Citadel Capital Management could be exchanged for a 16% interest in Bigtopgolf.com at any time at the option of the note-holder. The note was issued to bear 10% interest and matures three years from the date of isssuance.


Under terms of the $250,000 loan to Community Golf Centers, the note could be exchanged for a 25% interest in Community Golf Centers at any time at the option of Citadel Capital Management. The note bears interest at the rate of 10% and matures three years from the date of issuance.

As an inducement to make the loans, Registrant issued 1,200,000 shares of its common stock and options to purchase an additional 800,000 shares at $0.15 per share for each of the loans or a total of 2,400,000 shares and options for an additional 1,600,000 shares.

To date, neither loan has been converted into common stock of Registrant's subsidiaries.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             CUSTOMER SPORTS, INC.
                                             (Registrant)

Date             July 19, 2000               by: /S/ Edmund J. Irvine, Jr.
                 -------------               ------------------------------
                                             Edmund J. Irvine, Jr.
                                             President

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